Filed Pursuant to Rule 424(b)(5)

Registration No. 333-262402

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 4, 2022)

Up to $20,000,000 of Common Stock

We have entered into a Capital on DemandTM Sales Agreement, or Sales Agreement, with JonesTrading Institutional Services LLC, or JonesTrading, dated August 21, 2024, relating to shares of our common stock, par value $0.001 per share, or common stock, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $20,000,000 from time to time through JonesTrading, acting as our sales agent.

Sales of our common stock, if any, under this prospectus supplement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. JonesTrading is not required to sell any specific amount but will act as our sales agent and use commercially reasonable efforts to sell on our behalf the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between JonesTrading and us. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

JonesTrading will be entitled to compensation at a commission rate equal to 3% of the gross sales price per share of common stock sold through it as sales agent pursuant to the Sales Agreement. In connection with the sale of shares of our common stock on our behalf, JonesTrading will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of JonesTrading will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to JonesTrading with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-11 regarding the compensation to be paid to JonesTrading.

Our common stock and public warrants are listed on The Nasdaq Capital Market under the symbols “LEXX” and “LEXXW,” respectively. The last reported sale prices of our common stock and public warrants on The Nasdaq Capital Market on August 20, 2024, were $3.25 per share and $1.30 per public warrant, respectively.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” commencing on page S-7 of this prospectus supplement and the accompanying base prospectus and the other documents that are incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 21, 2024

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The base prospectus, dated February 4, 2022, including the documents incorporated by reference therein, provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not, and JonesTrading is not, making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering. We have not, and JonesTrading has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have provided for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and similar headings in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “us,” “Lexaria” and the “Company” refer to Lexaria Bioscience Corp., a Nevada corporation, and its consolidated subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-7 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Company Overview

Lexaria is a biotechnology company developing the enhancement of the bioavailability of a broad range of active pharmaceutical ingredients (“APIs”) using our patented DehydraTECHTM drug delivery technology. DehydraTECH combines APIs with specific long-chain fatty acids and carrier compounds that improve the way they enter the bloodstream, increasing their effectiveness and allowing for lower overall dosing while promoting healthier oral ingestion methods.

DehydraTECH can be used with a wide range of active molecules including glucagon-peptide 1 drugs (“GLP-1”) and gastric inhibitory polypeptide drugs (“GIP”), vitamins, pain medications, hormones, phosphodiesterase type 5 inhibitors, antivirals, nicotine and its analogs, and cannabinoids. Our technology can be applied to a variety of therapeutic indications, including diabetes, weight loss, hypertension and heart disease. DehydraTECH can be implemented in a multitude of ingestible or topically administered product formats including oral suspensions, tablets, capsules, foods, beverages, creams, lotions, and skin patches. It is suitable for use with a variety of product formats including pharmaceuticals, nutraceuticals, over-the-counter products, and consumer packaged goods.

DehydraTECH is a technology incorporated into the formulation and manufacturing process of new or existing orally ingestible and topical products. The procedure involves fusing the active ingredient as a delivery “payload” together with certain fatty acids and infusing the mixture into a substrate material. Using controlled dehydration processing, it combines the payload and fatty acids together at a molecular level. The newly combined molecules are then integrated into production of the end-product using any number of dosage formats. While the Company’s primary focus is on pharmaceutical drug products, this technology extends across many product categories including foods, beverages, cosmetics and nutraceuticals. DehydraTECH formulations have been found in some cases to reduce the need for unwanted sweeteners or chemical masking agents used for flavor- and odor-blocking, allowing manufacturers to create low-sugar products with fewer calories and artificial sweeteners.

The Company has developed extensive experience from the formulation and production of its demonstration products, in various formats, that enables us to provide expert advice to our licensees with the integration of DehydraTECH in their products for the purpose of providing a more palatable and efficient delivery of bioactive molecules.

Lexaria supports our licensee’s products with our technology. A part of our business plan is to encourage new and existing participants to license and utilize DehydraTECH to enable enhanced performance of their products. These products cross a wide range of bioactive molecules including GLP-1/GIPs, vitamins, nonsteroidal anti-inflammatory drugs, nicotine and cannabidiol (“CBD”) with additional molecules of interest continually being evaluated.

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Patents

Our current patent portfolio includes patent family applications or grants pertaining to Lexaria’s method of improving bioavailability and taste, and the use of DehydraTECH as a delivery platform, orally or topically, for a wide variety of APIs encompassing cannabinoids; fat soluble vitamins; nonsteroidal anti-inflammatory drug  pain medications; antiviral drugs; nicotine and its analogs, and a host of other bioactive compounds. The pending and granted patents also cover a range of therapeutic use methods for DehydraTECH formulations as well as the DehydraTECH manufacturing and processing methods used to combine fatty acids with active pharmaceutical ingredients. This includes heating and drying methods and use of excipients and substrates.

We continue to pursue patent protection in many countries around the world as vigorously as we are able, since the successful granting of more of those applications could lead to material increases in shareholder value. The Company currently has a multitude of patent applications pending worldwide.

The Company has patents issued in the United States, Canada, Australia, Europe, India, Mexico, and Japan.

Research & Development

Lexaria is advancing several research and development activities in both preclinical and clinical programs. Currently, our primary research programs are the investigation of optimal formulations of DehydraTECH-enhanced GLP-1 and GIP drugs as well as the investigation of cannabidiol CBD for the reduction of hypertension leading to a recently cleared investigational new drug (“IND”) application by the U.S. Food and Drug Administration (the “FDA”). Other programs have included DehydraTECH formulation development and testing with nicotine for reduced-risk oral pouches and prospective nicotine replacement therapy, human hormones, CBD for diabetes, dementia, seizures and others. From time to time the Company will engage in contract research and development for third parties who are interested in evaluating DehydraTECH in their products.

Diabetes and Weight Loss Management Investigation

During the fiscal-year ending August 31, 2024, Lexaria completed its initial investigational study to examine DehydraTECH-enhanced GLP-1 for prospective improvement in diabetes and weight loss management applications.  The initial investigation (Human Pilot Study #1) was an investigator-initiated pilot study of the GLP-1 drug semaglutide with seven healthy volunteers comparing performance of a DehydraTECH-semaglutide oral capsule formulation to that of commercially available Rybelsus® tablets.  For purposes of this initial study, the DehydraTECH-semaglutide composition was compound formulated using Rybelsus tablets as the semaglutide source input.  As noted in our press releases issued on November 27 and 28, 2023, interim study findings showed that the DehydraTECH-semaglutide capsules sustained higher levels of semaglutide in blood; had faster achievement of peak drug delivery; had reduced incidence of moderate to severe side effects; sustained lower levels of blood glucose and lowered blood-glucose spike after eating.  On January 4, 2024, upon conclusion of the study and full dataset analysis, the final study findings built upon the previously released interim findings evidencing that DehydraTECH-semaglutide produced even more pronounced and sustained higher levels of semaglutide in blood and lower levels of blood glucose and lowered blood-glucose spike after eating, while continuing to demonstrate reduced incidence of moderate to severe side effects.

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Based on this initial pilot study’s success, during the fiscal-year, Lexaria commenced a comprehensive animal and human clinical research and development program to thoroughly evaluate DehydraTECH for the improved delivery of GLP-1 and GIP drugs, designed to support prospective commercial partnering with global pharmaceutical companies. The studies which were undertaken or are currently in progress are as follows:

Human Pilot Study #2 (GLP-1-H24-2)

This human pilot study was conducted in eight healthy volunteers, to study a single dose of oral ingested DehydraTECH-semaglutide capsules in a similar design but different formulation to Human Pilot Study #1, to be compared to commercially available Rybelsus®. We also studied an oral dissolvable DehydraTECH-semaglutide tablet formulation (dissolvable into sublingual/buccal tissue) to determine whether GLP-1 drug absorption via this route is effective and well tolerated as an alternative to the conventional oral ingestible route which often presents with gastrointestinal side effect issues. The DehydraTECH compositions for this study were compound-formulated using commercially available Rybelsus® tablets as the semaglutide input material.  Tolerability, pharmacokinetics (“PK”), and blood sugar control were evaluated with all blood samples having been transported for analysis.  Results for this study are expected to be released in September, 2024.

Chronic Dosing Animal Study (WEIGHT-A24-1)

This is an obese rat diabetic-conditioned study similar to a previous Lexaria study (DIAB-A22-1), with twelve study arms and six to ten animals per arm. The study has completed eight of the twelve study arms with each study arm running for twelve weeks to allow time to study weight loss, PK, and blood sugar control over time, followed by full data analysis and reporting.  The initial eight study arms, studied varied DehydraTECH formulations of semaglutide and liraglutide, with and without the salcaprozate sodium (“SNAC”) technology currently found within Rybelsus® tablets, alone and together with DehydraTECH-CBD, and compared them to commercially available Rybelsus®. The next four study arms will be studying DehydraTECH formulations that are created using a combination of: (i) the best DehydraTECH-semaglutide formulation with the best DehydraTECH-CBD formulation and (ii) the best DehydraTECH-liraglutide formulation with the best DehydraTECH-CBD formulation; each against a positive control arm of Rybelsus® and a placebo arm.  We anticipate study results to be announced during August through November, 2024.

Human Pilot Study #3 (GLP-1-H24-3)

The Company has selected the contract research organization (“CRO”) for this study and the manufacture of the test articles has been completed and shipped to the clinical trial site. This human pilot study in up to eight healthy human volunteers will study a single daily dose of oral ingested DehydraTECH-tirzepatide capsules (to be compound-formulated using Zepbound® by Eli Lilly) administered over a seven-day period compared to commercially available Zepbound® to evaluate tolerability, PK, and blood sugar. Zepbound® is currently administered by injection only and will be used as the tirzepatide input material for production of the DehydraTECH-tirzepatide capsules to be studied. Importantly, this study will evaluate DehydraTECH effectiveness in humans with a dual action GLP-1 + GIP drug while also doing so without the SNAC ingredient found in the Rybelsus® semaglutide composition from Human Pilot Studies #1 and #2.

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Chronic Dosing Human Study (GLP-1-H24-4)

This chronic human study in 80 to 100 obese overweight, with or without pre-diabetic and/or type-2 diabetic human volunteers/patients will dose daily using oral DehydraTECH capsules for twelve weeks and will evaluate tolerability, PK, weight loss, blood sugar levels and more. The primary goal of this study will be to compare DehydraTECH-processed semaglutide capsules to DehydraTECH-CBD capsules alone - and together in combination - relative to a placebo control over an extended period of time. Inclusion of DehydraTECH-CBD in this study will be undertaken to determine if the improvements in glycemic control and weight loss witnessed in Lexaria's previous animal study DIAB-A22-1 are evidenced in humans. To date, Lexaria, via its subsidiary, has hired its CRO to oversee execution of this study and has commenced start-up activities.

Mode of Action and Performance of DehydraTECH-GLP-1 Drugs

Lexaria, in partnership with the National Research Council of Canada, completed an applied research program to evaluate certain molecular characteristics of DehydraTECH processed with the GLP-1 drug, semaglutide, related to its mode of action and performance, using simulated gastric fluid thereby mimicking conditions in the human gut. A battery of testing methods were employed, including polyacrylamide gel electrophoresis, size exclusion chromatography, matrix assisted laser desorption ionization mass spectrometry and dynamic light scattering.  Results from this research program were announced in Lexaria’s press release issued on August 19, 2024.

Long Term Stability Testing

Lexaria plans to study the chemical and microbiological purity and stability of select DehydraTECH compositions that it prepares for the above planned upcoming animal and human studies over an extended duration of six to twelve months. Along with improved tolerability, PK and efficacy performance, long term stability is crucial if oral variants of GLP-1 / GIP drugs are to be seriously considered as replacements for currently injectable versions of these drugs.

Hypertension Phase 1b IND Trial HYPER-H23-1

The FDA provided Lexaria with a positive written response on August 10, 2022, from our pre-IND meeting regarding DehydraTECH-CBD for the treatment of hypertension. The FDA confirmed that it had agreed with Lexaria’s proposal to pursue a 505(b)(2) new drug application regulatory pathway for our program. On January 29, 2024, Lexaria submitted its IND application with the FDA and it received a Study May Proceed letter from the FDA on February 29, 2024. Manufacturing IND drug product batches has been performed through our third-party contract manufacturer, in compliance with current Good Manufacturing Practice regulations as mandated by the FDA, including stability testing.  We will continue to manufacture additional drug product batches though our third-party contract manufacturer in the future as we perform additional clinical studies. We have begun addressing certain FDA conditions and have commenced study start-up tasks associated with preparing to perform study HYPER-H23-1, in order to be ready to commence this study once Lexaria has raised sufficient funding.

Corporate Information

Our principal executive offices are located at #100 - 740 McCurdy Road, Kelowna, British Columbia, Canada, V1X 2P7. Our telephone number is 1-250-765-6424. We maintain a website at www.lexariabioscience.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus supplement. Lexaria Bioscience Corp. is a British Columbia based reporting issuer in Canada and as such, we are required to file certain information and documents at www.sedarplus.ca.

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The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of our common stock, see description of our common stock in the accompanying base prospectus in the section, “Description of Capital Stock.”

Common stock offered by us	Shares of our common stock, par value $0.001 per share, having an aggregate offering price of up to $20,000,000.

Common stock outstanding	15,810,205 shares of common stock outstanding as of August 16, 2024. The actual number of shares issued by us in this offering will vary depending on the sales price under this offering.

Manner of offering

We have entered into a Capital on DemandTM Sales Agreement, or Sales Agreement, with JonesTrading Institutional Services LLC, or JonesTrading, relating to the sale of up to $20,000,000 of shares of our common stock. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell common stock having an aggregate offering price of up to $20,000,000 from time to time through JonesTrading, acting as our sales agent. Sales of common stock, if any, under this prospectus supplement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. See the section entitled “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of proceeds

We expect to use the net proceeds from this offering for working capital and general corporate purposes including, but not limited to, research and development studies and the patent and legal costs associated thereto. See “Use of Proceeds” on page S-10.

Risk factors

See “Risk Factors” beginning on page S-7 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock, including the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, most recent Quarterly Reports on Form 10-Q, and our other filings with the SEC.

The Nasdaq Capital Market symbol	“LEXX”

The 15,810,205 shares of our common stock outstanding as of August 16, 2024, excludes the following:

•	744,936 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $2.89 per share, under our Equity Incentive Plan (the “Incentive Plan”); and

•	5,931,649 shares of common stock issuable upon exercise of 5,931,649 outstanding warrants, with a weighted average exercise price of $5.49 per share.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our common stock, you should read and consider carefully the following risk factors and the risk factors included in our most recent Annual Report on Form 10-K filed with the SEC, any subsequent Quarterly Reports on Form 10-Q as well as all other information contained and incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may make in our common stock.

Risks Related to This Offering and Ownership of Our Securities

Our stock price is volatile and there is a limited market for our shares.

The stock markets generally have experienced, and will probably continue to experience, extreme price and volume fluctuations that have affected the market price of the shares of many small-cap companies. These fluctuations have often been unrelated to the operating results of such companies and in recent times have been exacerbated by investors’ concerns stemming from the COVID-19 pandemic, geopolitical issues and changes in macroeconomic conditions. Factors that may affect the volatility of our stock price include the following:

•	anticipated or actual fluctuations in our quarterly or annual operating results;
•	our success, or lack of success, in developing and marketing our products and services;
•

terrorist attacks, natural disasters and the effects of climate change, regional and global conflicts, sanctions, laws and regulations that prohibit or limit operations in certain jurisdictions, public health crises (such as the COVID-19 pandemic) or other such events impacting countries where we have operations;

•	changes in macroeconomic conditions, including inflationary pressures;
•	changes in financial estimates by us or of securities or industry analysts;
•	the issuance of new or updated research reports by securities or industry analysts
•	the announcement of new products, services, or technological innovations by us or our competitors;
•	the announcement of new customers, partners or suppliers;
•	the ability to collect our outstanding accounts receivable;
•	changes in our executive leadership;
•	regulatory developments in our industry affecting us, our customers or our competitors;
•	competition;
•	actual or purported “short squeeze” trading activity; and
•	the sale or attempted sale of a large amount of common stock, including sales of common stock following exercises of outstanding warrants.

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on the Nasdaq Stock Market LLC (“Nasdaq”) or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

Although our common stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. On June 22, 2023, we received a deficiency letter from the Nasdaq Listing Qualifications Department notifying us that, for the 30 consecutive business day period preceding the date of the letter, the closing bid price for our common stock was below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). The Nasdaq deficiency letter only pertains to our stock price, and there are no other deficiencies related to our ongoing listing on The Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were given 180 calendar days, or until December 19, 2023, to regain compliance with Rule 5550(a)(2).

On August 24, 2023, we received a letter from the Nasdaq Listing Qualifications Department confirming that the closing bid for the Company’s common stock during the ten (10) consecutive business days from August 10, 2023 to August 23, 2023 had been at or greater than $1.00 and that the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market had been regained.

The delisting of our common stock from The Nasdaq Capital Market may make it more difficult for us to raise capital on favorable terms in the future. Such a delisting would likely a result in a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders and may impair your ability to sell or purchase our common stock when you wish to do so:

•	the liquidity of our common stock;
•	the market price of our common stock;
•	our ability to obtain financing for the continuation of our operations;
•	the number of investors that will consider investing in our common stock;
•	the number of market makers in our common stock;
•	the availability of information concerning the trading prices and volume of our common stock; and
•	the number of broker-dealers willing to execute trades in shares of our common stock.

Further, if we were to be delisted from The Nasdaq Capital Market and we are unable to obtain listing on another national securities exchange, our common stock would cease to be recognized as covered securities and we would be subject to regulation in each state in which we offer our securities. Moreover, there is no assurance that any actions that we take to maintain our compliance with the minimum bid price requirement would stabilize the market price or improve the liquidity of our common stock, prevent our common stock from falling below the minimum bid price required for continued listing again, or prevent future non-compliance with Nasdaq’s listing requirements.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We cannot predict the effect, if any, that future issuances or sales of our securities including sales of shares of our common stock pursuant to the Sales Agreement or the availability of our securities for future issuance or sale, will have on the market price of our common stock. Issuances or sales of substantial amounts of our securities, including sales of our common stock pursuant to the Sales Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future.

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It is not possible to predict the actual number of shares of our common stock we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Sales Agreement. The number of shares of our common stock that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

You may experience immediate and substantial dilution in the net tangible book value per common share you purchase.

The price per common share being offered may be higher than the net tangible book value per common share outstanding prior to this offering. Assuming that an aggregate of 6,289,308 shares are sold at a price of $3.18 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on August 16, 2024, for aggregate proceeds of $20 million in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, the purchasers of those shares you will suffer immediate dilution of $1.90 per share, representing the difference between the as adjusted net tangible book value per common share as of May 31, 2024, after giving effect to the sale of the 6,289,308 shares of our common stock at the assumed offering price. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

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Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

 Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently expect to use the net proceeds from this offering for working capital and general corporate purposes including, but not limited to, research and development studies and the patent and legal costs associated thereto. See the section entitled “Use of Proceeds” below for a more detailed discussion. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company and cause the price of our common stock to decline.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. Forward-looking statements concern our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms such as “will,” “may,” “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to be forward-looking statements.

Forward-looking statements are based on our assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” in this prospectus supplement and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in our future periodic reports filed with the SEC, all of which are incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying base prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by applicable securities laws. You are advised, however, to consult any additional disclosures we have made or will make in the filings we make with the SEC, including reports on Forms 10-K, 10-Q and 8-K. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement, the accompanying base prospectus or any related issuer free writing prospectus.

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USE OF PROCEEDS

We may offer and sell shares of our common stock having aggregate gross proceeds of up to $20,000,000 from time to time. We currently expect to use the net proceeds from the sale of our common stock offered under this prospectus supplement for working capital and general corporate purposes including, but not limited to, research and development studies and the patent and legal costs associated thereto.

We have not determined the amount of net proceeds to be used specifically for such purposes. The amount and timing of our use of proceeds from this offering will depend on a number of factors. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of our common stock offered hereunder. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If you invest in our common stock, you will experience immediate dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock after this offering.

Our net tangible book value as of May 31, 2024, was approximately $9.1 million, or approximately $0.58 per share. Net tangible book value is determined by subtracting our total liabilities from our total tangible assets, and net tangible book value per share is determined by dividing our net tangible book value by the number of outstanding shares of our common stock. Assuming the sale of 6,289,308 shares of our of our common stock during the term of the Sales Agreement at an assumed offering price of $3.18 per share, the last reported sale price per common share on The Nasdaq Capital Market on August 16, 2024, and after deducting commissions of 3% of the offering proceeds and estimated aggregate offering expenses payable by us, our adjusted net tangible book value as of May 31, 2024, would have been approximately $28.4 million, or approximately $1.28 per share. This represents an immediate increase in net tangible book value of approximately $0.70 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $1.90 per share to investors who purchased the 6,289,308 shares of common stock. The following table illustrates this calculation on a per share basis:

Assumed public offering price per share of common stock		$3.18
Net tangible book value per share as of May 31, 2024	$0.58
Increase per share attributable to investors participating in this offering	$0.70
Adjusted net tangible book value per share after giving effect to the sale of shares in this offering		$1.28
Dilution per share to new investors in this offering		$1.90

The table above assumes for illustrative purposes that an aggregate of 6,289,308 shares of our common stock are sold during the term of the Sales Agreement at a price of $3.18 per share, the last reported sale price per common share on The Nasdaq Capital Market on August 16, 2024, for aggregate gross proceeds of $19,999,999.44. The shares subject to the Sales Agreement are being sold from time to time at various prices. An increase in the price at which the shares are sold from the assumed offering price per share shown in the table above would increase our adjusted net tangible book value per share after the offering and would increase the dilution in net tangible book value per share to new investors in this offering. This information is supplied for illustrative purposes only.

The number of shares of our common stock expected to be outstanding after the sale of the assumed 6,289,308 shares of common stock is based on 15,810,205 shares of common stock outstanding as of May 31, 2024, and excludes the following:

•	834,936 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $1.73 per share, under our Incentive Plan; and

•	5,931,649 shares of common stock issuable upon exercise of 5,931,649 outstanding warrants, with a weighted average exercise price of $5.49 per share.

S-10

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock. To the extent that the options or warrants are exercised, investors participating in this offering will experience further dilution. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a Capital on DemandTM Sales Agreement with JonesTrading Institutional Services LLC, or JonesTrading, under which we may offer and sell up to $20 million of our shares of common stock from time to time through JonesTrading acting as agent.

Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the sales agreement, we will notify JonesTrading of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed JonesTrading, unless JonesTrading declines to accept the terms of such notice, JonesTrading has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of JonesTrading under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and JonesTrading is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and JonesTrading may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay JonesTrading a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse JonesTrading for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to JonesTrading under the terms of the sales agreement, will be approximately $140,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

S-11

JonesTrading will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which our shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, JonesTrading will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of JonesTrading will be deemed to be underwriting commissions or discounts. We have agreed to indemnify JonesTrading against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments JonesTrading may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and JonesTrading may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions.

JonesTrading and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, JonesTrading may actively trade our securities for its own account or for the accounts of customers, and, accordingly, JonesTrading may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by JonesTrading, and JonesTrading may distribute the prospectus supplement and the accompanying prospectus electronically.

S-12

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the sales agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements of Lexaria Bioscience Corp. incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended August 31, 2023 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of the Company for the year ended August 31, 2022, included in the August 31, 2023 Annual Report on Form 10-K the Company have been incorporated by reference herein and in the registration statement in reliance upon the report of Davidson & Company LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than filings or portions thereof, including exhibits, deemed to be furnished to the SEC pursuant to Item 9 or Item 12 of Form S-3) until we terminate the offering of these securities:

•	our Annual Report on Form 10-K for the year ended August 31, 2023, filed on November 20, 2023;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2023, February 29, 2024 and May 31, 2024, filed on January 12, 2024, April 9, 2024 and July 12, 2024, respectively;

•	our Current Reports on Form 8-K, filed on October 3, 2023, October 12, 2023, October 16, 2023, October 18 2023, November 3, 2023, January 4, 2024, January 24, 2024, January 30, 2024, February 16, 2024, March 1, 2024, March 15, 2024, March 21, 2024, April 24, 2024, April 30, 2024 and July 17, 2024 (other than any portions thereof deemed furnished and not filed);

•	our Form 8-A12B, filed on January 11, 2021, including any amendments or reports filed for the purpose of updating such description; and

•	our Form 8-A12G, filed on July 14, 2006.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

S-13

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number: Lexaria Bioscience Corp., Attn: Corporate Secretary, Kelowna, British Columbia, Canada, VIX 2P7, 1-250-765-6424.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the securities offered hereby. The registration statement, including the exhibits and schedules attached thereto and the information incorporated by reference therein, contains additional relevant information about the securities and our Company, which we are allowed to omit from this prospectus supplement pursuant to the rules and regulations of the SEC. In addition, we file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.lexariabioscience.com. We have not incorporated by reference into this prospectus supplement the information on our website and it is not a part of this document.

S-14

 PROSPECTUS

Lexaria Bioscience Corp.

$50,000,000

Common Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $50,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “LEXX” and “LEXXW”, respectively. The last reported sale prices of our common stock and public warrants on the Nasdaq Capital Market on January 27, 2022 were $4.17 per share and $1.26 per public warrant, respectively. The aggregate market value of our outstanding common stock held by non-affiliates is $22,436,589.09 based on 5,950,998 shares of outstanding common stock, of which 570,521 shares are held by affiliates, and a per share price of $4.17, which was the closing sale price of our common stock as quoted on the NASDAQ Capital Market on January 27, 2022. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 8 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2022,

iii

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $50,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Lexaria,” the “Company,” “we,” “us,” “our” or similar references to refer to Lexaria Bioscience Corp. and its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.lexariabioscience.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2021 filed with the SEC on November 29, 2021;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2021 filed with the SEC on January 14, 2022;

•	our Current Reports on Form 8-K filed with the SEC on November 10, 2021, December 16, 2021, and January 4, 2022.

•	our Form 8-A12B, filed with the SEC on January 11, 2021; and

•	our Form 8-A12G, filed with the SEC on July 14, 2006.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

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Lexaria Bioscience Corp.

#100–740 McCurdy Road, Kelowna

British Columbia, Canada V1X 2P7

1-250-765-6424

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following, which may be amplified by the novel coronavirus (COVID-19) pandemic: changes in the market acceptance of our products, increased levels of competition, changes in political, economic or regulatory conditions generally and in the markets in which we operate, our relationships with our key customers, our ability to retain and attract senior management and other key employees, our ability to quickly and effectively respond to new technological developments, our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights, and other risks and uncertainties discussed in this and our other filings with the SEC.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended August 31, 2021, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. Accordingly, forward-looking statements should be not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this prospectus and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus, except as required by law.

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Lexaria Bioscience Corp.

We are a biotechnology company seeking to enhance the bioavailability of a broad variety of active pharmaceutical ingredients (“APIs”) with our DehydraTECHTM drug delivery technology. DehydraTECH combines lipophilic APIs with specific fatty acid and carrier compounds thereby improving the way APIs enter the bloodstream while increasing the effectiveness of fat-soluble active molecules allowing lowering overall dosing and promoting healthier oral ingestion methods. DehydraTECH can be used with a wide variety of APIs encompassing fat-soluble vitamins, non-steroidal anti-inflammatory drugs (“NSAIDs”) pain medications, hormones, phosphodiesterase inhibitors, antivirals, nicotine and its analogs, and all cannabinoids including tetrahydrocannabinol (“THC”) for a variety of potential therapeutic indications, including hypertension, SARS-CoV-2/COVID-19 and HIV/AIDS. Our technology applies to a host of different ingestible or topically administered product formats including foods, beverages, oral suspensions, tablets, capsules, creams, lotions, and skin patches.

We began filing patents for DehydraTECH in 2014 with two initial US provisional patent application filings by the original inventors Poppy’s Teas LLC, which we acquired by way of exclusive, worldwide license rights and controlling interest in the founding company. We have since increased the number of patent applications to approximately 60 with 23 patents granted worldwide to date. In addition to the US patent filings, we have also pursued international patent protection through filings under the Patent Cooperation Treaty, followed by national filings in over 40 jurisdictions of highest commercial potential thereunder. Our patent family includes intellectual property addressing the manufacturing, formulations, and processing methods used to combine the long chain fatty acids with active pharmaceutical ingredients.

Our patent applications developed from our Research and Development programs (“R&D”) currently include fat-soluble versions of vitamins, nicotine, cannabinoids, hormones, phosphodiesterase inhibitors, and antivirals. 2018 animal studies demonstrated a propensity for DehydraTECH technology to elevate the quantity of drug delivered across the blood-brain-barrier. This expanded our patent applications and opened possibilities for improved delivery of certain central nervous system-targeted drugs that require additional R&D.

In a human clinical study performed in 2018 and published in 2019 in a peer reviewed medical journal, Advances in Therapy titled “Examination of a New Delivery Approach for Oral Cannabidiol in Healthy Subjects: A Randomized, Double-Blinded, Placebo-Controlled Pharmacokinetics Study” available on the PubMed.gov website with the identification of PMID: 31512143, we demonstrated that our technology delivered higher volumes of cannabidiol into the human circulatory system and did so more quickly than a concentration-matched positive control. This same study also demonstrated a statistically significant reduction in human blood pressure from the DehydraTECH processed cannabidiol, versus no statistical reduction in human blood pressure from the positive control.

We operate a Health Canada-licensed laboratory in Canada to conduct basic research and formulation operations, and typically outsource virtually all analytical work to independent third-party laboratories located in Canada, the USA, and Europe. Such third-party evaluation provides independent confirmation of the effects of our technology and processes.

Our formulation and process-oriented operations are primarily conducted in its own laboratory and validated through third-party testing, in preparation for partnering with industry leaders for adoption into their consumer products and/or drugs. Other than for R&D purposes, we do not produce, manufacture, market or distribute drugs.

Although we have experimented with consumer product development in the past, those activities occupy a declining amount of our corporate time. We first began selling trial amounts of ViPova branded black tea fortified with hemp oil and utilizing our technology, in January 2015 and added additional flavours over time.

We also began offering our first coffee and hot chocolate also fortified with full spectrum hemp oil, and also under the ViPova brand. Beginning in January 2021 we discontinued sales of all consumer products, but our earlier offering of a variety of products helped us to develop final consumer product formulations and understand consumer needs.

Generating meaningful revenue from consumer product sales was challenging and we were unable to achieve widespread retail distribution. We continue to be open to the possibility of generating sales from international markets, in those locations where hemp oil fortified foods are permissible by law.

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ViPova branded products are owned by our wholly owned PoViva Corp. subsidiary. Lexaria Energy, TurboCBD and ChrgD+ branded products are owned 100% by Lexaria Bioscience Corp.

Through our product development we have communicated to the industry the versatility of our technology in specific CPG formats and we believe this strategy has been successful in assisting us in technology licensing discussions with potential new clients. We believe the range of products available and under development are sufficient to prepare for revenue growth and potentially profitable long-term operations if we are able to generate sufficient business clientele demand.

Our business strategy contains an element that we believe will be more impactful to future corporate growth that involves the further development and out-licensing of our intellectual property of molecule delivery that enhances bioactivity or absorption. We have no plans to offer for sale any products containing THC in quantities higher than 0.3%. We have discontinued all direct business activities related to non-FDA-approved uses of THC, including our former business practice of licensing our technology to businesses that were legally state-licensed to offer THC products. We also plan to license our technology to other companies for the delivery of molecules other than THC or cannabinoids, such as nicotine which we have licensed to Altria Ventures Inc., an indirect wholly owned subsidiary of Altria Group, Inc. Our October 31, 2017, announcement of the USPTO Notice of Allowance for our first patent granted and the subsequent granted patents of our technology in the US and in many other countries around the world related to new molecule groups, along with our ongoing patent filing and grants, may enhance our ability to successfully pursue our licensing initiatives during fiscal 2022.

We continue to communicate the benefits of our technology to potential licensing partners; i.e. with higher absorption levels a manufacturer could perhaps infuse smaller amounts of active molecules into a product, potentially reducing their manufacturing input costs; to provide higher bioavailability with the dosing limits being imposed or contemplated in many jurisdictions; to infuse beverages while masking the flavor and smell of the active molecules; and to reduce delivery times to the bloodstream. We believe these to be meaningful competitive advantages that may lead to the potential to generate licensing revenue, and will pursue these opportunities within the cannabinoids, nicotine, and other bioactive molecular markets both within the USA and also internationally, in those locations where they are legal and regulated by government.

Subject to budgetary availability, we also plan to conduct additional in vitro and in vivo studies testing the absorption of many API’s - CBD, PDE5 inhibitors, antiviral drugs, nicotine, and others- to substantiate the effectiveness of our technology. More than simply satisfying scientific curiosity, successful tests could lead to increased awareness and acceptance of our technology as a meaningful method by which to deliver some or all of the named molecules more effectively than their current delivery methods. Therefore, absorption tests could become an important element leading towards higher rates of acceptance of our technology licensing initiatives.

We will pursue technology licensing opportunities as a method of generating highly profitable revenue streams over long periods of time. In addition, while nine of our US patents and eight of our Australian patents have been granted to date, we now have received granted patents in the European Union, Japan, India and Mexico, and have multiple other applications filed in the US and around the world. It is not possible to forecast with certainty when, or if, our remaining patents pending will become granted patents. But if our remaining patent applications do become granted patents, our ability to generate meaningful license revenue from our intellectual property may increase from multiple jurisdictions outside of the US.

We will continue to pursue our remaining patents pending as vigorously as we are able, since the successful granting of more of those applications could lead to material increases in shareholder value. We are pursuing patent protection in more than 40 countries around the world.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, research and development studies and the patent and legal costs associated thereto, potential repurchase of certain of our issued shares and for general working capital purposes. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

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DESCRIPTION OF CAPITAL STOCK

The following information describes the common stock, par value $0.001 per share, of the Company, as well as certain provisions of our articles of incorporation, as amended (the “Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 220,000,000 shares of common stock, par value $0.001 per share. As of January 27, 2022, there were 5,950,998 shares of our common stock outstanding.

Common Stock

We are authorized to issue up to a total of 220,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no pre-emptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities. As well, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

Holders of shares of our common stock are required to cast at least 33.33% of the total votes entitled to be cast by the holders of all of our outstanding capital stock, present in person or by proxy, in order to constitute a quorum at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of 33.33% of our stock held by shareholders present in person or represented by proxy and entitled to vote at the Meeting will be sufficient to elect Directors or to approve a proposal.

Our common stock is traded on the Nasdaq Capital Market under the symbol “LEXX”. The transfer agent and registrar for our common stock is Computershare Trust Company of Canada.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

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Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our Articles of Incorporation and Bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our Board:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the right of our Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director, with our stockholders only allowed to fill such a vacancy if not filled by the Board;

•	the ability of our Board to alter our Bylaws without obtaining shareholder approval; and

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the requirement that a special meeting of stockholders may be called only by either the President or the Secretary by resolution of the Board of Directors or at the request of stockholders owning a majority of the issued and outstanding capital stock of the Company entitled to vote, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors

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DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock. Warrants may be offered independently or together with shares of common stock by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of shares of common stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them;

•	the number of warrants being offered with each share of common stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock;

•	the number of shares of common stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase shares of common stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

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Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

•	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock will be adjusted proportionately if we subdivide or combine our common stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	pay any cash to all or substantially all holders of our common stock, other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock; or

•	issue common stock or additional shares or other securities or property to all or substantially all holders of our common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

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Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock;

•	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part, the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each stockholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

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Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the Nasdaq Capital Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sichenzia Ross Ference LLP.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the years ended August 31, 2021 and 2020 included in this prospectus have been so included in reliance upon the report of Davidson & Company LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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Up to $20,000,000 of Common Stock

PROSPECTUS SUPPLEMENT

August 21, 2024

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